UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2016

MeetMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On September 15, 2016, MeetMe, Inc. (“MeetMe”) announced that the California Department of Business Oversight (the “Department”) has determined that the terms and conditions of the offer and sale of MeetMe common stock in its proposed merger with Skout, Inc. are fair, and that the Department has issued a permit authorizing MeetMe to issue shares of common stock in the merger. The determination was made at the conclusion of a fairness hearing conducted under Section 25121 of the California Corporations Code. The issuance of the permit will allow for the shares of MeetMe common stock to be issued in reliance upon an exemption from registration afforded by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), such that MeetMe will not need to register such shares under the Securities Act. The proposed merger remains subject to the approval of Skout’s shareholders and the satisfaction of certain other customary closing conditions. MeetMe expects the acquisition to close in early October 2016.

MeetMe also announced today that it has repurchased approximately $2 million worth of its common stock in the open market since announcing its $15 million share repurchase program on September 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETME, INC.

Date: September 15, 2016	By: /s/ David Clark
Name: David Clark
Title: Chief Financial Officer